Exhibit 99.1

For:        Standard Motor Products, Inc.

From:       Golin/Harris International
            Marlene Wechselblatt
            212-373-6000

            Standard Motor Products, Inc. Contact:
            James J. Burke, Chief Financial Officer
            718-392-0200

                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES

                           THIRD QUARTER 2004 RESULTS

New York, NY, November 15, 2004......Standard Motor Products, Inc. (NYSE:SMP),
an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2004.

Consolidated net sales for the third quarter of 2004 were $203.5 million, compared to consolidated net sales of $214.5 million during the comparable quarter in 2003. Earnings from continuing operations for the third quarter of 2004 were $1.3 million or 7 cents per diluted share, compared to $2 million or 11 cents per diluted share in the third quarter of 2003.

Consolidated net sales for the nine month period ended September 30, 2004 were $643.3 million, compared to consolidated net sales of $516.3 million during the comparable period in 2003. Earnings from continuing operations for the nine month period ended September 30, 2004 were $8.3 million or 43 cents per diluted share, compared to $5.7 million or 39 cents per diluted share for the comparable period in 2003.

Lower sales in the third quarter occurred primarily in the Temperature Control segment. Temperature Control net sales were down by $ 14.4 million for the third quarter and $9 million for the nine months ended September 30, 2004, a result of one of the coldest summers in history. The segment worked aggressively to reduce costs in manufacturing and selling, general and administrative expenses to reflect the reduced sales levels.

As the acquisition of Dana Engine Management (DEM) occurred June 30, 2003, this was the first quarter where there were comparable numbers versus the prior year. Engine Management sales were approximately 2% ahead for the quarter, and operating profit, excluding integration costs, increased by $5.6 million to $13 million.

Mr. Lawrence Sills, Standard Motor Products' Chief Executive Officer, commented, "We are pleased that the integration has proceeded on schedule. All DEM operations - Manufacturing, Distribution, MIS, Finance, Sales and Marketing - have been transferred to SMP locations. As planned, we have exited seven of the acquired nine facilities, and this has been accomplished within our original time frame of twelve to eighteen months. The moves have been completed within budget, and thus far we have maintained all the DEM customers.

We are beginning to see the results of the cost savings within our Engine Management segment, as reflected in the improved operating profit before integration costs. However, we still have work to do, especially in the area of gross margin. We are confident that, as we achieve the planned material product cost savings, and our new employees achieve normal efficiency, we will accomplish our target of $55 million annual savings from the DEM acquisition. It is our goal to begin approaching this number by the second half of 2005."

The Company, in accordance with its accounting policy, recently conducted an actuarial study of its contingent liabilities associated with asbestos. As previously disclosed, in 1986 the Company acquired a brake business, which was subsequently sold in March 1998 and which is accounted for as a loss from discontinued operation on the consolidated financial statements. The updated study has estimated an undiscounted liability for settlement payments, excluding legal costs, ranging from $28.2 to $62.9 million for the period through 2049. The change from the prior year study was a $1.5 million increase for the low end of the range and a $7.9 million decrease for the high end of the range. As a result, in September 2004, an incremental $3 million provision was added to the asbestos accrual increasing the reserve to approximately $28.2 million. The Company will perform an actuarial analysis during the third quarter of each year.


Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, November 15, 2004. The dial in number is 800-362-0571. The playback number is 800-388-9064 (domestic) 402-220-1116 (international) and the ID # is STANDARD.


UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

                                       ###

                          STANDARD MOTOR PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                                   2004            2003            2004            2003
                                                               ------------    ------------    ------------    ------------
NET SALES                                                      $    203,487    $    214,479    $    643,317    $    516,329

COST OF SALES                                                       150,945         156,191         477,547         379,682
                                                               ------------    ------------    ------------    ------------

GROSS PROFIT                                                         52,542          58,288         165,770         136,647

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                           43,436          48,956         137,438         113,671
INTEGRATION COSTS                                                     4,669           1,926           8,592           2,702
                                                               ------------    ------------    ------------    ------------

OPERATING INCOME                                                      4,437           7,406          19,740          20,274

OTHER INCOME (EXPENSE), NET                                             823             125           1,766            (278)

INTEREST EXPENSE                                                      3,474           4,070          10,389          10,276
                                                               ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES                      1,786           3,461          11,117           9,720

INCOME TAX EXPENSE                                                      446           1,419           2,779           3,985
                                                               ------------    ------------    ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS                                   1,340           2,042           8,338           5,735

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                         (2,016)           (591)         (3,292)         (1,372)
                                                               ------------    ------------    ------------    ------------

NET EARNINGS (LOSS)                                            $       (676)   $      1,451    $      5,046    $      4,363
                                                               ============    ============    ============    ============

NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS                   $       0.07    $       0.11    $       0.43    $       0.39
   DISCONTINUED OPERATION                                             (0.10)          (0.03)          (0.17)          (0.09)
                                                               ------------    ------------    ------------    ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - BASIC                $      (0.03)   $       0.08    $       0.26    $       0.30
                                                               ============    ============    ============    ============

   DILUTED EARNINGS FROM CONTINUING OPERATIONS                 $       0.07    $       0.11    $       0.43    $       0.39
   DISCONTINUED OPERATION                                             (0.10)          (0.03)          (0.17)          (0.09)
                                                               ------------    ------------    ------------    ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED              $      (0.03)   $       0.08    $       0.26    $       0.30
                                                               ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                         19,356,423      19,194,121      19,312,334      14,580,042
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES     19,460,252      19,218,855      19,415,562      14,634,466

                             STANDARD MOTOR PRODUCTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                               September 30     December 31,
                                                   2004             2003
                                               ------------     ------------

Cash and cash equivalents                      $     16,905     $     19,647

Accounts receivable, gross                          182,958          179,232
Allowance for doubtful accounts                       6,168            5,009
                                               ------------     ------------
Accounts receivable, net                            176,790          174,223

Inventories                                         270,094          253,754
Other current assets                                 24,583           20,547

                                               ------------     ------------
Total current assets                                488,372          468,171
                                               ------------     ------------

Property, plant and equipment, net                  104,305          112,549
Goodwill and other intangibles                       72,578           71,843
Other assets                                         41,989           41,962

                                               ------------     ------------
Total assets                                   $    707,244     $    694,525
                                               ============     ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                  $    111,214     $     99,699
Current portion of long term debt                       534            3,354
Accounts payable trade                               49,567           58,029
Accrued customer returns                             29,453           24,115
Restructuring accrual                                 8,000           16,000
Other current liabilities                            86,234           75,641

                                               ------------     ------------
Total current liabilities                           285,002          276,838
                                               ------------     ------------

Long-term debt                                      114,381          114,757
Accrued asbestos liabilities                         26,278           24,426
Postretirement & other liabilities                   41,409           36,848
Restructuring accrual                                15,028           15,615

                                               ------------     ------------
Total liabilities                                   482,098          468,484
                                               ------------     ------------

Total stockholders' equity                          225,146          226,041

                                               ------------     ------------
Total liabilities and stockholders' equity     $    707,244     $    694,525
                                               ============     ============